Exhibit 10.28

REINSTATEMENT AND FIRST AMENDMENT TO PURCHASE AND
SALE CONTRACT

THIS REINSTATEMENT AND FIRST AMENDMENT TO PURCHASE AND SALE CONTRACT (this "First Amendment') is made as of the 30th day of May, 2006 (the "First Amendment Date"), by and between PLANTATION CREEK CPGF 22, L.P., a Delaware limited partnership ("Seller"), and TVO REAL ESTATE CORPORATION, an Illinois corporation ("Purchaser").

RECITALS:

WHEREAS, Seller and Purchaser entered into a Purchase and Sale Contract dated as of March 13, 2006 (the "Contract'), for the real property identified therein; and,

WHEREAS, pursuant to Section 3.2 of the Contract, Purchaser terminated the Contract by written notice dated April 11, 2006;

WHEREAS, Seller and Purchaser desire to reinstate and amend the Contract on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants set forth in the Contract and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree to amend the Contract as follows:

AGREEMENT:

1.

Reinstatement. The Contract, as amended herein, is hereby reinstated, ratified and affirmed as of the First Amendment Date.

2.

 Purchase Price and Seller Information Schedule. Section 2.2 of the Contract is amended to delete "$27,000,000" and substitute "$25,000,000". The Purchase Price adjustment set forth in the preceding sentence is in full satisfaction of all issues and objections raised by Purchaser regarding the Property.

3.

Deposit.

3.1 Initial Deposit. The parties acknowledge that Purchaser has not withdrawn the Initial Deposit from Escrow and the same shall remain with Escrow Agent as the "Initial Deposit" under the Contract.

3.2 Additional Deposit. Within 3 Business Days after the First Amendment Date, Purchaser shall deliver to Escrow Agent the Additional Deposit by wire transfer of Good Funds.

3.3 Non-Refundable. The Initial Deposit and the Additional Deposit (when received by Escrow Agent) shall be non-refundable (except as expressly set forth in the Contract), and shall be held, credited and disbursed in the same manner as provided in the Contract with respect to the Deposit.

4.

Expiration of Feasibility Period: Approval of the Property: Contracts.

4.1 The Feasibility Period under the Contract shall be deemed to have expired for all purposes under the Contract on the First Amendment Date. Purchaser hereby acknowledges and agrees that it has completed its review of the Property and hereby waives its right to further object pursuant to Sections 3.2 or 43 of the Contract. Purchaser acknowledges: (Y) receiving from Seller updated Rent Rolls, operating statements, unit status reports, delinquency reports and current status reports regarding existing building and zoning code violations on the Property and having the full and complete opportunity to discuss with the City of Sandy Springs (the "C~t ") any violations of the City's applicable building or zoning codes (collectively, the "Updated Materials"), and (Z) having a full and complete opportunity to visit and inspect the Property and review all files and documents located at the Property, or otherwise made available, prior to the execution of this First Amendment and expressly and specifically re-affirms the provisions set forth in Section 6.2 of the Contract, including, without limitation, the "AS IS", WHERE IS" and "WITH ALL FAULTS" nature of the acquisition of the Property. Without limiting the foregoing, Seller makes no representations or warranties with respect to any violations of the City's building or zoning codes or any actions taken by (or to be taken by) Seller to remedy any such alleged violations. From the First Amendment Date until the Closing, Seller agrees to reasonably assist Purchaser (at no cost to Seller) in obtaining any updated information from the City and agrees not to revoke its previously-granted consent for Purchaser to obtain direct information about the Property from the City.

4.2 Purchaser agrees that (a) except as expressly set forth in the Contract, Purchaser's right to terminate the Contract is irrevocably waived, (b) the Deposit (including the Initial Deposit and Additional Deposit to be delivered to Escrow Agent as required hereunder) is non-refundable (except only as set forth in the Contract), and (c) Purchaser's obligation to purchase the Property is non-contingent and unconditional except only for satisfaction of the conditions expressly stated in Section 8.1 of the Contract.

4.3 From the First Amendment Date until the Closing, subject to compliance with the applicable requirements of this Contract, including Sections 3.3 and 3.4, Purchaser and its Consultants may enter the Property to continue its Inspections; provided, however, that the foregoing Inspections shall not extend the Feasibility Period and such Inspections are solely for Purchaser's own benefit and not a condition to Closing. In addition, subject to the Section 3.5.2, Seller shall, on June 9 and 23, 2006, provide Purchaser with any correspondence from the City received by Seller after the First Amendment Date with respect to any alleged violations of the City's building or zoning codes along with current Updated Materials (all, however, without any representation or warranty). Purchaser acknowledges that the remediation of any alleged violations of the City's building or zoning codes (whether first alleged to be occurring prior to or after the First Amendment Date) shall not be a condition to Closing and that Purchaser's conditions to Closing set forth in Section 8.1 are modified accordingly. Further, Purchaser acknowledges that Seller's Representations set forth in Section 6,1.5 are modified to include disclosure of any and all code violations issued by the City, whether such violations were first occurring prior to or after the First Amendment Date.

4.4 Notwithstanding anything in Section 3.6 of the Contract to the contrary, the Qwest Total Advantage Agreement, dated December 2004, between AIMCO and Qwest Communications Corporation (the "Owest Contract"), shall not be assigned to or assumed by Purchaser, and Purchaser shall have no liability for any fees or costs associated therewith. Other than the Qwest Contract, there are no other Terminated Contracts.

4.5 Purchaser acknowledges that its review of the Updated Materials does not disclose of any violation of any of Seller's Representations or of any of Seller's covenants set forth in the Contract, and Purchase is not otherwise aware of any such violations.

5.

The Closing Date. The first sentence of Section 5.1 of the Contract is hereby amended and restated in its entirety as follows:

"5.1 Closing Date. The Closing shall occur on June 26, 2006 (the "Closing Date"), through an escrow with Escrow Agent, whereby the Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means. Purchaser shall be permitted a one-time option to extend the Closing Date to July 10, 2006, by (i) delivering written notice to Seller no later than 14 days prior to the scheduled Closing Date, and (ii) simultaneously with such notice to Seller, delivering to Escrow Agent the amount of $50,000.00, which amount when received by Escrow Agent shall be added to the Deposit hereunder, shall be non-refundable (except as otherwise expressly provided herein with respect to the Deposit), and shall be held, credited and disbursed in the same manner as provided hereunder with respect to the Deposit "

6.

General Provisions. The following provisions shall apply with respect to this Fast Amendment:

6.1

Except as modified herein, the Contract is in full force and effect and is hereby ratified by Purchaser and Seller.

6.2

Capitalized terms not defined herein shall have the same meaning as set forth in the Contract.

6.3 In the event of any conflict between the Contract and this First Amendment, the terms and conditions of this First Amendment shall control.

6.4 This First Amendment may be executed in counterparts, each of which (or any combination of which) when signed by all of the parties shall be deemed an original, but all of which when taken together shall constitute one agreement. Executed copies hereof may be delivered by telecopier and upon receipt shall be deemed originals and binding upon the parties hereto, and actual originals shall be promptly delivered thereafter.

[signature page follows]
3-

IN WITNESS WHEREOF, the parties hereto have executed this Fast Amendment as of the First Amendment Date.

Seller:

PLANTATION CREEK CPGF 22, L.P., a Delaware limited partnership

By: CPGF 22 Plantation Creek GP, L.L.C.,

a South Carolina limited liability company, Its General Partner

By: Century Properties Growth Fund XXII,
a California limited partnership

Its Sole Member

By Fox Partners IV,

a California general partnership Its General Partner

By: Fox Capital Management

      Corporation, a California corporation

      Its Managing Partner

By: /s/Kristian Vercauteren

Name: Kristian Vercauteren

Its: Vice President

[Purchaser's signature page follows]

SIGNATURE PAGE - 1

Purchaser:

TVO REAL ESTATE CORPORATION,

an Illinois Corporation

By:

/s/David Vandenburg

Name: David Vandenburg

Title:  President

Purchaser’s Tax Identification Number/Social Security Number: 36-4282498

SIGNATURE PAGE - 2